COVOL TECHNOLOGIES, INC.

                              List of Subsidiaries
                                 Jurisdiction of
         Name                                               Organization
         ----                                               ------------
    Utah Synfuel #1, Ltd.                           Delaware limited partnership

    Alabama Synfuel #1, Ltd.                        Delaware limited partnership

    Flat Ridge Corporation                          Utah corporation

    Covol Australia, Ltd.                           Australian corporation